Exhibit 99.1

GAP INC. REPORTS NOVEMBER SALES RESULTS

SAN FRANCISCO - December 1, 2016 - Gap Inc. (NYSE: GPS) today reported that net sales for the four-week period ended November 26, 2016 were $1.53 billion compared with net sales of $1.57 billion for the four-week period ended November 28, 2015.

“While November traffic trends remained challenging, we are encouraged that performance improved in the back half of the month and we remain focused on executing our holiday plans,” said Sabrina Simmons, chief financial officer, Gap Inc.

November Comparable Sales Results
Gap Inc.’s comparable sales for November 2016 were down 1 percent versus an 8 percent decrease last year. The company estimated that the fire, which occurred in a building on its Fishkill, New York distribution center campus, negatively impacted Gap Inc.’s November 2016 comparable sales by approximately 3 percentage points. Additionally, the company noted that the majority of the fire-related negative impact to comparable sales during the fourth quarter of fiscal year 2016 occurred in November.

Comparable sales by global brand for November 2016 were as follows:

•	Gap Global: negative 3 percent, including an estimated negative impact from the Fishkill distribution center fire of approximately 4 percentage points, versus negative 4 percent last year

•	Banana Republic Global: positive 5 percent, including an estimated negative impact from the Fishkill distribution center fire of approximately 3 percentage points, versus negative 19 percent last year

•	Old Navy Global: negative 2 percent, including an estimated negative impact from the Fishkill distribution center fire of approximately 1 percentage point, versus negative 9 percent last year

Gap Inc. noted that the estimated impact to comparable sales from the Fishkill distribution center fire was calculated by applying the forecasted merchandise margin rate before the fire occurred to the units that the company believed would have been sold in November.

Additional insight into Gap Inc.’s sales performance is available by calling 1-800-GAP-NEWS (1-800-427-6397). International callers may call 706-902-4949. The recording will be available at approximately 1:15 p.m. Pacific Time on December 1, 2016 and available for replay until 1:15 p.m. Pacific Time on December 9, 2016.

December Sales
The company will report December sales at 1:15 p.m. Pacific Time on January 5, 2017.

Forward-Looking Statements
This press release and related sales recording contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding:

•	the impact of the fire at our Fishkill distribution center.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that if we are unable to manage our inventory effectively, our gross margins will be adversely affected; and

•	the risk that comparable sales and margins will experience fluctuations.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of December 1, 2016. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Athleta, and Intermix brands. Fiscal year 2015 net sales were $15.8 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,300 company-operated stores, about 450 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Tina Romani
(415) 427-5264
Investor_relations@gap.com

Media Relations Contact:
Jennifer Poppers
(415) 427-1729
Press@gap.com